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                                  EXHIBIT 10.4

                  CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT


      This Agreement is entered into effective as of the 9th day of April, 2002 between NeoReach, Inc. ("Neoreach") a Maryland corporation with offices at 3204 Tower Oaks Blvd., Ste 350, Rockville, MD 20852 and Prime Circuits, Inc. P. O. Box 60123, Potomac, MD ("Prime Circuits").

      WHEREAS, the Parties contemplate entering into business discussions and/or preliminary technical discussions relating to certain proposed business arrangements; and

      WHEREAS, the Parties may need or want to disclose certain Information to each other on a confidential basis in connection with their discussions regarding or in anticipation of such business arrangements;

      NOW THEREFORE, in consideration of the disclosure of Proprietary Information (as defined herein) by either Party, the Parties agree as follows:

      1. As Used Herein:

            "Information" is defined as communications or data including, but not limited to, business information, marketing plans, technical or financial information, customer lists or proposals, sketches, models, samples, computer programs and documentation, drawings, specifications, whether conveyed in oral, written, graphic, or electromagnetic form or otherwise.

            "Party" is defined as either entity executing this Agreement and any subsidiary, division, affiliate, or parent company of such entity.

            "Proprietary Information" is defined as that Information owned or possessed by either Party that said Party desires to protect as confidential against unrestricted disclosure or improper competitive use, and that is designated as such in the manner provided by this Agreement.

      2. All Information that is disclosed by one Party ("Disclosing Party") to the other ("Receiving Party") and that is to be protected hereunder by the Receiving Party as Proprietary Information if in writing or other tangible form, shall be conspicuously labeled as "proprietary", "confidential" or with words of similar import at the time of delivery.

            The "Disclosing Party" shall disclose in writing or other tangible form to the "Receiving Party" any direct or indirect business, financial arrangements or other interests with the Company or any individual in the Company. Such disclosure shall be made to the "Receiving Party" prior to any contractual agreement or receipt of Proprietary Information.

      3. Proprietary Information of the Disclosing Party shall remain the property of the Disclosing Party. Proprietary Information of the Disclosing Party shall be treated and safeguarded hereunder by the Receiving Party for a period of two (2) years from the date of disclosure. The Receiving Party warrants that it applies reasonable safeguards against the unauthorized disclosure of Proprietary Information and that it will protect such Proprietary Information as least as securely as it protects its own Proprietary Information.

      4. The Receiving Party agrees that (i) the documents provided to the Receiving Party hereunder containing Proprietary Information of the Disclosing Party shall be used by the Receiving Party solely for the purpose of evaluating its interest in the business arrangements described or performing a future agreement between the Parties; (ii) it will not use such documents disclosed hereunder for any other purpose; and (iii) it will not distribute, disclose or disseminate Proprietary Information to anyone except its


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      employees with a need to know who are involved in the consideration or performance of the business arrangements described herein.

      5. This Agreement shall not apply to Information that:

            (a) is in or enters the public domain, through no fault of the Receiving Party; or

            (b) is or has been disclosed by the Disclosing Party to the other Party or to a third party without restriction; or

            (c) is already in the possession of the Receiving Party, without restriction and prior to disclosure of the Information hereunder; or

            (d) is or has been lawfully disclosed by a third party to the Receiving Party without an obligation of confidentiality; or

            (e) is developed by the Receiving Party independently of any breach of this Agreement; or

            (f) the applicable period of confidentiality pursuant to paragraph 3 has ended.

      Each party may disclose any Proprietary Information to the extent that such Party has been advised by counsel that such disclosure is necessary to comply with laws or regulations, or any judicial order or request, or as necessary in connection with the filing of any patent, copyright, or similar application or registration; provided that each Party shall give the other Party reasonable advance notice of such proposed disclosure, shall where practicable use its best efforts to secure confidential treatment of any such Proprietary Information and shall advise the other Party in writing of the manner of the disclosure.

      6. This Agreement shall terminate two (2) years from the date first written above, except the obligations of confidentiality pursuant to paragraph 3, and the terms of paragraph 4, shall continue for the period specified in paragraph 3.

      7. Neither this Agreement nor the disclosure or receipt of Information shall constitute or imply a commitment by either Party with respect to present or future business arrangements or other subject matter not expressly set forth herein.

      8. The Receiving Party shall have, or shall enter into, agreements with its parent, divisions, subsidiary companies and consultants that will safeguard the Proprietary Information disclosed hereunder consistent with the terms of this Agreement. With respect to employees, the Receiving Party shall advise all employees who will have access to Proprietary Information as to their obligations contained herein.

      9. Except as expressly provided herein, no license or right is granted by the Disclosing Party to the Receiving Party under any patent, patent application, trademark, copyright, software or trade secret.

      10. Any amendment to this Agreement must be in writing and signed by authorized officials of each Party. No failure or delay in exercising any right under this Agreement shall operate as a waiver thereof.

      11. At the Disclosing Party's request, all Proprietary Information of the Disclosing Party in tangible form that is in the possession of the Receiving Party shall be returned to the Disclosing Party or destroyed.

      12. Each Party agrees that it will not disclose the subject matter or terms of this Agreement or the discussions between the Parties without the written consent of the other Party.

      13. This Agreement shall be governed by the laws of the State of Maryland.


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        NeoReach, Inc.                             Prime Circuits, Inc.

By:     /s/   Arne Dunhem                   By:    /s/    Satpal Singh
        ----------------------------               ----------------------------
Title:  President                           Title: President
Date:   April 9th, 2002                     Date:  April 9th, 2002


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